Exhibit 99.1

Hoku Scientific, Inc. Reports Second Quarter 2007 Results

Highlights:

• Hoku completes installation of all demonstration fuel cell power plants with the U.S. Navy

• Hoku announces plans to locate its polysilicon and solar module facilities in Idaho

• Hoku announces agreement to purchase $2.8 million in solar cells

• Hoku announces agreement to purchase photovoltaic module equipment

• Seventh consecutive profitable quarter

KAPOLEI, Hawaii – November 1, 2006 – Hoku Scientific, Inc. (NASDAQ: HOKU), a materials science company focused on clean energy technologies, today announced its financial results for its second quarter ended September 30, 2006 and provided a general update on its business.

Revenue for the quarter ended September 30, 2006 was $1.9 million compared to $1.3 million for the quarter ended September 30, 2005. Revenue for the six months ended September 30, 2006 was $3.1 million compared to $2.4 million for the same six months in 2005. Total deferred revenue was $2.5 million at September 30, 2006 compared to $4.0 million at March 31, 2006. As of September 30, 2006, deferred revenue was attributable to the contract with the U.S. Navy. As of March 31, 2006, deferred revenue was primarily attributable to contracts with Nissan and the U.S. Navy of $1.7 million and $2.1 million, respectively. The deferred revenue is not due to a back log of orders rather it is a result of customer prepayments and the Company’s revenue recognition policy.

Net income, computed in accordance with U.S. generally accepted accounting principles, or GAAP, for the quarter ended September 30, 2006 was $303,000, or $0.02 per diluted share, compared to GAAP net income of $293,000, or $0.02 per diluted share, for the quarter ended September 30, 2005. Net income, computed in accordance with GAAP for the six months ended September 30, 2006 was $616,000, or $0.04 per diluted share, compared to GAAP net income of $634,000, or $0.05 per diluted share, for the same six months in 2005.

Non-GAAP net income for the quarter ended September 30, 2006 was $558,000, or $0.03 per diluted share, compared to $428,000, or $0.03 per diluted share, for the quarter ended September 30, 2005. Non-GAAP net income for the quarters ended September 30, 2006 and 2005 excludes non-cash stock-based compensation of $255,000 and $135,000, respectively. Non-GAAP net income for the six months ended September 30, 2006 was $1.0 million, or $0.06 per diluted share, compared to $1.2 million, or $0.08 per diluted share, for the six months ended September 30, 2005. Non-GAAP net income for the six months ended September 30, 2006 and 2005 excludes non-cash stock-based compensation of $423,000 and $528,000, respectively. The accompanying schedules provide a reconciliation of net income and net income per share computed on a GAAP basis to net income and net income per share computed on a non-GAAP basis.

Dustin Shindo, chairman, president and chief executive officer of Hoku Scientific, said, “We are able to report that we have achieved our seventh consecutive profitable quarter and have installed all ten of the demonstration fuel cell power plants in Pearl Harbor. We also successfully completed our agreements with Nissan and Sanyo, and have taken definitive steps forward on our plans to manufacture and produce polysilicon and solar modules. We are pleased with the progress we have made during the quarter in our three business units: Hoku Fuel Cells, Hoku Solar and Hoku Materials.”

“Although we continue to commit resources to our fuel cell business, due to the uncertainty in the timing of significant sales, we have begun to scale back our expenditures and investments in our fuel cell business, and we intend to focus increasingly on our polysilicon and solar businesses. We have taken meaningful steps forward by selecting Idaho as the planned location for our polysilicon plant, and CH2M Hill Lockwood Greene as our engineering, construction, procurement management firm for this plant. We have also signed agreements to purchase $2.8 million in solar cells and photovoltaic module equipment capable of producing 15 megawatts of modules per year. Overall we are very happy with our progress and are excited about the opportunities of our diversified businesses.”

Fuel Cells Business Update

•	U.S. Navy Update: In August 2006, the Company successfully completed the installation of the tenth stationary fuel cell system at Pearl Harbor. Each fuel cell system was manufactured by IdaTech LLC and incorporates Hoku MEA. These ten systems are being field tested by the Company for the U.S. Navy over a twelve-month period. The aggregate amount of the contract is $4.5 million of which $2.5 million has been classified as deferred revenue as of September 30, 2006. As of September 30, 2006 the Company has received $3.0 million in payments from the U.S. Navy. The Company received an additional $328,000 in payments from the U.S. Navy as of November 1, 2006.

In accordance with Hoku Scientific’s revenue recognition policy, all payments received under the initial contract and for the manufactured systems will be classified as deferred revenue until the twelve-month field test begins; thereafter, all payments received, plus the payments to be made for the future field service and maintenance, will be recognized incrementally as revenue in monthly installments over the twelve-month field test period beginning when the field test commences for each of the ten fuel cell systems to be placed in service. The Company began recognizing revenue in June 2006 and recognized $934,000 in revenue during the six months ended September 30, 2006. The Company expects that the contract will be completed by August 2007.

•	Nissan Update: The Company successfully completed its third consecutive contract for further development of Hoku Membrane and Hoku MEA for Nissan’s fuel cell cars and trucks on September 30, 2006. Nissan paid the Company $2.9 million. In accordance with Hoku Scientific’s revenue recognition policy, the amount was recognized as revenue over the duration of the contract. The Company has not signed a new contract with Nissan; however Nissan may continue to purchase the Company’s products for testing. At this time the Company does not believe it will receive any meaningful revenue from Nissan in the foreseeable future. In addition, Nissan may require additional testing of the Company’s Hoku Membrane and Hoku MEA products before purchasing commercial quantities of the Company’s products.

•

Sanyo Update:    The Company successfully completed its Material Transfer & Collaborative Testing Agreement to provide for Sanyo’s testing of Hoku Scientific’s next generation MEA products at Sanyo’s R&D facility in Japan on July 31, 2006. Sanyo paid Hoku Scientific a fixed fee of $260,000 to collaborate with Sanyo on the testing, and in addition, is obligated under the contract to pay for the Hoku Membrane and Hoku MEA samples being tested. In accordance with Hoku Scientific’s revenue recognition policy, the fixed fee was recognized as revenue over the duration of the contract. The Company has not signed a new contract with Sanyo; however Sanyo may continue to purchase the Company’s products for testing. At this time the Company does not believe it will receive any meaningful revenue from Sanyo in the foreseeable future. In addition, Sanyo may require additional testing of the Company’s Hoku Membrane and Hoku MEA products before purchasing commercial quantities of the Company’s products.

•	Other Test Agreements: The Company continues to have discussions with a total of twelve customers including Sanyo, Nissan and the U.S. Navy, which includes IdaTech, who are testing Hoku Membrane and/or Hoku MEA. The Company is actively continuing discussions with additional original equipment manufacturers, or OEMs, regarding testing of these products. The Company has product testing relationships with OEMs in the United States, Canada, Japan, Korea and Germany.

Solar & Materials Business Update

•	Site Location: In August, 2006, the Company selected Idaho as the location for its polysilicon and solar module facilities. The State of Idaho and the municipal governments have offered Hoku Scientific a variety of incentives to attract the Hoku Solar and Hoku Materials businesses, including tax incentives, financial support for infrastructure improvements around the facilities, and grants to fund the training of new employees. In addition to the financial incentives, the Company believes one of the major advantages of Idaho is the availability of very competitively priced electricity. The production of polysilicon using Siemens reactor technology is an energy intensive process, and a reliable, low-cost source of electricity is very important to remaining competitive. Idaho can also provide the water, natural gas, and sewage infrastructure necessary to run the plant. In terms of logistics, there is easy access to interstate highways and railway networks, with connections to the major ports on the east and west coasts of the U.S. Idaho also offers large plots of undeveloped land at very attractive prices with room for future expansion.

•	Engineering Services: In August 2006, the Company awarded a contract to CH2M HILL Lockwood Greene, a global firm providing engineering, construction, operations, and related technical services concentrated in the areas of chemicals, manufacturing, pharmaceuticals & biotech, electronics, power transportation, water, energy, environment, communications, construction and industrial facilities, to provide engineering and related services for its planned polysilicon production plant.

•	Solar Module Equipment: In October 2006, the Company executed an agreement with Spire Corporation, a U.S. solar equipment manufacturer, for the purchase of photovoltaic module equipment and technical support for approximately $2.0 million. The equipment will enable the Company to manufacture up to 15 megawatts of photovoltaic modules each year and is scheduled to be delivered in the first half of calendar year 2007. The Company may install the equipment in its facility in Hawaii until its planned facility in Idaho is completed.

•	Solar Cell Inventory: In October, 2006, the Company entered into a contract to purchase solar cells manufactured in Taiwan from E-Ton Solar Tech Co., Ltd., for approximately $2.8 million. These cells are scheduled to be delivered later this calendar year. The Company plans to use the cells in its initial module product release, which the Company may manufacture using the equipment purchased from Spire Corporation, or by outsourcing to a third party original equipment manufacturer, which may result in revenue from solar module sales in the first half of calendar year 2007.

•	Polysilicon Customers & Finance: The Company is in discussions with many of the world’s leading solar ingot, wafer and cell companies for contracts to supply polysilicon from the Company’s planned Idaho plant. The Company still plans to finance a significant portion of its polysilicon plant construction costs through customer prepayments and debt. However, the Company has begun investing its own cash resources into this project, and expects that it will continue to do so in advance of signing these customer contracts and securing the debt.

Forward Guidance

The Company’s policy when it reports quarterly financial results is only to provide top line revenue and net income or loss guidance for the next fiscal quarter. Fluctuations in quarterly revenue are expected to continue in future periods due to uncertainty regarding the level and the timing of revenue from customer contracts, the achievement of contract milestones and increases in product orders. Based on its current outlook, the Company expects revenue for the third quarter ending December 31, 2006 to be in the range of $1.0 to $1.2 million, all of which will be from the fuel cell business. In addition, the Company expects that it will need to increase its efforts in growing its customer base and in executing on its plans to enter the polysilicon and solar module markets. The result is that the Company expects its costs to increase significantly. Based upon projections, the Company expects net income for the third quarter ending December 31, 2006 to range from a loss to slightly profitable. Except as required by law, the Company assumes no obligation to update these forward-looking statements publicly, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

Conference Call Information

Hoku Scientific has scheduled a conference call for after the market closes on Wednesday, November 1, 2006 at 5:00 p.m., Eastern Time, to discuss its results for the quarter ended September 30, 2006. All interested parties are invited to call-in. To participate, please call (913) 981-5564 or (800) 765-0709. A live webcast can also be accessed by going directly to the Company’s web site at www.hokuscientific.com and electing the conference call link on the home page. A playback of the webcast will be available on the Company’s web site until the Company’s conference call to discuss its financial results for its third quarter fiscal 2007.

About Hoku Scientific, Inc.

Hoku Scientific (NASDAQ: HOKU) is a clean energy technologies company that develops and manufactures fuel cell membranes and membrane electrode assemblies (MEA) for stationary (including residential and back-up power applications) and automotive proton exchange membrane (PEM) fuel cells. The Company is currently planning to expand its business to manufacture solar modules and polysilicon for the solar and integrated circuit markets. For more information visit www.hokuscientific.com.

Hoku, Hoku Membrane, Hoku MEA, Hoku Fuel Cells, Hoku Materials, Hoku Solar and the Hoku Scientific logo are trademarks of Hoku Scientific, Inc., all rights reserved. All other trademarks, trade names and service marks appearing in this press release are the property of their respective holders.

Contacts:

Darryl Nakamoto

Chief Financial Officer

Hoku Scientific, Inc.

(808) 682-7800

ir@hokusci.com

Forward-Looking Statements

This press release contains forward-looking statements that involve many risks and uncertainties. These statements relate to the Company’s expectations regarding the U.S. Navy field trials; the performance of the Company’s Hoku MEA in such trials; the Company’s relationship with the U.S. Navy and IdaTech; the Company’s future performance with respect to the U.S. Navy contract; the Company’s ability to secure additional contracts and testing arrangements with Nissan and Sanyo; expectations with respect to the Company’s manufacturing capabilities; the potential size and growth of the fuel cell and MEA markets in general and the Company’s revenues in particular; the Company’s expectations regarding the market acceptance of the Company’s products; the Company’s future financial performance; the Company’s business strategy and plans; and objectives of management for future operations; the Company’s ability to successfully raise sufficient funds to establish manufacturing facilities; install production plants for solar modules and polysilicon, including the installation of the equipment from Spire Corporation; selection of Idaho as its location for its planned polysilicon and solar module facilities; the Company’s ability to obtain customer prepayments; the Company’s ability to manufacture solar modules and polysilicon; the delivery of solar cells from E-Ton Solar Tech Co., Ltd. and the schedule for production in the first half of calendar year 2007; the ability to license any necessary intellectual property rights to enter the polysilicon and solar module businesses; the performance and durability of Hoku Scientific’s solar modules; the quality of polysilicon to be manufactured; Hoku Scientific’s costs to manufacture solar modules and polysilicon, and its ability to offer pricing that is competitive with competing products; Hoku Scientific’s future financial performance; Hoku Scientific’s business strategy and plans; and objectives of management for future operations. In some cases, you can identify forward-looking statements by terms such as “anticipate,” “believe,” “can,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “will,” “would” and similar expressions intended to identify forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors that may cause the Company’s actual results, performance, time frames or achievements to be materially different from any future results, performance, time frames or achievements expressed or implied by the forward-looking statements. Given these risks, uncertainties and other factors, you should not place undue reliance on these forward-looking statements. In evaluating these statements, you should specifically consider the risks described in the Company’s filings with the Securities and Exchange Commission. Except as required by law, the Company assumes no obligation to update these forward-looking statements publicly, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

Use of Non-GAAP Financial Information

To supplement Hoku Scientific’s financial statements presented on a GAAP basis, the Company uses non-GAAP measures of net income and net income per share, which are each adjusted to exclude expenses relating to non-cash stock-based compensation, which the Company believes is appropriate to enhance an overall understanding of its past financial performance and its future prospects. As the Company uses SFAS No. 123(R) to calculate its non-cash stock-based compensation expense, it believes that it is useful to investors to understand how the expenses associated with the application of SFAS No. 123(R) are reflected on its statements of operations. The Company further believes that where the adjustments used in calculating non-GAAP net income and non-GAAP net income per share are based on specific, identified charges that impact different line items in the statements of operations (including cost of service and license revenue, research and development, sales, general and administrative expense), that it is useful to investors to know how these specific line items in the statements of operations are affected by these adjustments. For its internal budgets and forecasting, the Company uses financial statements that do not include non-cash stock-based compensation expense. The presentation of this additional information is not meant to be considered in isolation or as a substitute for net income or net income per share prepared in accordance with GAAP. Whenever the Company uses such non-GAAP financial measures, it provides a reconciliation of non-GAAP financial measures to the most closely applicable GAAP financial measure. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measure.

HOKU SCIENTIFIC, INC.

STATEMENTS OF OPERATIONS

(Unaudited)

(in thousands, except share and per share data)

	Three Months Ended		Six Months Ended
	September 30,		September 30,
	2006	2005	2006	2005
Service and license revenue	$1,943	$1,291	$3,096	$2,439
Cost of service and license revenue(1)	997	220	1,276	364

Gross margin	946	1,071	$1,820	$2,075
Operating expenses:
Selling, general and administrative(1)	703	476	1,428	989
Research and development(1)	254	444	528	689

Total operating expenses	957	920	1,956	1,678

Income (loss) from operations	(11)	151	(136)	397
Interest and other income	272	91	543	128

Income before income tax benefit	261	242	407	525
Income tax benefit	42	51	209	109

Net income	$303	$293	$616	$634

Basic net income per share	$0.02	$0.02	$0.04	$0.07

Diluted net income per share	$0.02	$0.02	$0.04	$0.05

Shares used in computing basic net income per share	16,451,156	12,999,251	16,443,747	9,705,042

Shares used in computing diluted net income per share	16,451,156	15,367,601	16,620,856	14,046,666

(1) Includes stock-based compensation as follows:
Cost of service and license revenue	$30	$8	$45	$12
Selling, general and administrative	194	102	324	428
Research and development	31	25	54	88

Total	$255	$135	$423	$528

HOKU SCIENTIFIC, INC.

BALANCE SHEETS

(in thousands, except share and per share data)

	September 30, 2006 (unaudited)	March 31, 2006
Assets
Cash and cash equivalents	$881	$166
Short-term investments	20,747	22,522
Accounts receivable	479	250
Inventory	227	182
Costs of uncompleted contracts	2,157	2,029
Other current assets	914	578

Total current assets	25,405	25,727
Property, plant and equipment, net	6,398	6,355
Other assets	—	1

Total assets	$31,803	$32,083

Liabilities and Stockholders’ Equity
Accounts payable and accrued expenses	$265	$495
Deferred revenue	2,508	3,989
Other current liabilities	572	207

Total current liabilities	3,345	4,691

Total liabilities	3,345	4,691

Stockholders’ equity:
Common stock, $0.001 par value as of September 30, 2006 and March 31, 2006. Authorized 100,000,000 shares as of September 30, 2006 and March 31, 2006, respectively; issued and outstanding 16,461,282 and 16,432,655 shares as of September 30, 2006 and March 31, 2006, respectively.	16	16
Additional paid-in capital	32,986	32,555
Accumulated deficit	(4,546)	(5,162)
Accumulated other comprehensive income (loss)	2	(17)

Total stockholders’ equity	28,458	27,392

Total liabilities and stockholders’ equity	$31,803	$32,083

HOKU SCIENTIFIC, INC.

Reconciliations from GAAP Net Income and GAAP Net Income per share to Non-GAAP Net Income and

Non-GAAP Net Income per share

(Unaudited)

(in thousands, except per share data)

	Three Months Ended September 30,		Six Months Ended September 30,
	2006	2005	2006	2005
GAAP net income	$303	$293	$616	$634
Stock compensation expense	255	135	423	528

Non-GAAP net income	$558	$428	$1,039	$1,162

GAAP basic net income per share	$0.02	$0.02	$0.04	$0.07
Basic stock compensation expense per share	0.01	0.01	0.02	0.05

Non-GAAP basic net income per share	$0.03	$0.03	$0.06	$0.12

GAAP diluted net income per share	$0.02	$0.02	$0.04	$0.05
Diluted stock compensation expense per share	0.01	0.01	0.02	0.03

Non-GAAP diluted net income per share	$0.03	$0.03	$0.06	$0.08